UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

NEWS CORPORATION (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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News Corp Responds to Non-Binding Stockholder Proposal

New York, NY (September 9, 2024) – News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) (the “Company”) confirmed today that a stockholder has submitted a non-binding proposal for presentation at News Corp’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to request that the Board of Directors adopt a recapitalization plan that would eliminate News Corp’s dual-class capital structure.

The Board believes that the Company’s dual-class capital structure promotes stability and has facilitated the successful implementation of News Corp’s transformational strategy and long-term outperformance for all News Corp stockholders.

The Company has thrived under the current structure and guidance of the Board and senior leadership despite major changes in consumer behavior amidst the digital revolution of the last decade. During this time, the Company has transformed its revenue and earnings base due to organic digital reinvestment, strategic acquisitions and divestments and on-going cost management initiatives that have delivered record profitability and significant value creation for stockholders. With the Board’s long-term vision and support, News Corp has struck landmark, multi-year content licensing deals with major technology platforms, creating new revenue streams and additional growth levers including a significant step to prepare the Company to prosper in the AI age. And over the last five years, News Corp’s stock price has materially outperformed both the S&P 500 and its peer group1.

News Corp stockholders are not required to take any action at this time.

News Corp expects to file preliminary materials with respect to the 2024 Annual Meeting with the Securities and Exchange Commission (the “SEC”) in due course.

About News Corp News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The Company comprises businesses across a range of media, including: digital real estate services, subscription video services in Australia, news and information services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at http://www.newscorp.com.

Forward-Looking Statements
This release contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “potential,” “should” and similar expressions and variations thereof are intended to identify forward-looking statements, which appear in a number of places in this release. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors could cause actual results to differ materially from those described in these forward-looking statements. The forward-looking statements in this release speak only as of this date and we undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

1 As defined in the Company’s 2023 Proxy Statement

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company, its directors and certain of its executive officers and employees (as set forth below) may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2024 Annual Meeting. The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2024 Annual Meeting (the “2024 Proxy Statement”), together with a WHITE proxy card.

As of September 6, 2024, each of the participants set forth below beneficially owned less than 1% of the Company’s Class A and Class B Common Stock, except as otherwise indicated. The number of shares of Class A and Class B Common Stock of the Company outstanding as of September 6, 2024 was 379,530,597 and 190,083,399, respectively. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections entitled “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation” of the Company’s proxy statement on Schedule 14A filed on October 4, 2023 beginning on pages 32, 50 and 23, respectively. To the extent holdings of the Company’s securities by our directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below. Additional information regarding such participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2024 Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting.

STOCKHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the 2024 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of the 2024 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting will also be available, free of charge, at the “Investor Relations” section of the Company’s website (https://investors.newscorp.com/).

Directors and Chairman Emeritus*	Executive Officers and Employees*
Lachlan K. Murdoch (Chair)	Robert J. Thomson (Chief Executive Officer)
Kelly Ayotte	Susan Panuccio (Chief Financial Officer)
José María Aznar	David Pitofsky (General Counsel)
Natalie Bancroft	Arthur Bochner (Chief Communications Officer)
Ana Paula Pessoa	Michael Florin (Head of Investor Relations)
Masroor Siddiqui	Michael Bunder (Corporate Secretary)
Robert J. Thomson
K. Rupert Murdoch (Chairman Emeritus)**

* The business address is 1211 Avenue of the Americas, New York, New York 10036.
** May be deemed to beneficially own 14,250 shares of Class A Common Stock and 77,665,316 shares of Class B Common Stock, which includes 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock held by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares held by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership also includes 1,009,446 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest.

News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

Anthony Rudolf
212-416-3040
arudolf@newscorp.com

News Corp Corporate Communications
Arthur Bochner
646-422-9671
abochner@newscorp.com

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